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                                                                     EXHIBIT 23a


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 5, 1996, which includes an explanatory paragraph stating that the Company discontinued accounting for the operations of BellSouth Telecommunications, Inc. in accordance with Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation," effective June 30, 1995, and changed its method of accounting for postretirement benefits other than pensions, income taxes and postemployment benefits in 1993, on our audits of the consolidated financial statements of BellSouth Corporation included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to our firm under the caption "Independent Public Accountants."



                                         /s/ Coopers & Lybrand L.L.P.

Atlanta, Georgia
February 4, 1997










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